UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 13, 2017 (January 6, 2017)

SECURE POINT TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

IMPLANT SCIENCES CORPORATION

(Former name of Registrant as Specified in its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

 (Address of Principal Executive Offices, including Zip Code)

500 Research Drive, Unit 3

Wilmington, Massachusetts 01887

 (Former Address of Principal Executive Offices, including Zip Code)

978-752-1700

 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 6, 2017, Secure Point Technologies, Inc. (the “Company”) entered into a service agreement (the “Agreement”) with Christopher Roberts, pursuant to which Mr. Roberts agreed to assist in the preparation of the Company’s financial statements and provide related services. In connection therewith, on January 6, 2017, the board of directors of the Company appointed Mr. Roberts as the chief financial officer of the Company.

The Agreement may be terminated by either party upon 14 days’ prior written notice. Pursuant to the Agreement, Mr. Roberts shall be an independent contractor of the Company and shall be paid on an hourly basis.

Mr. Roberts has a law degree from the University of Virginia Law School and a B.S, in Electrical Engineering and an M.B.A., both from the Massachusetts Institute of Technology. The M.B.A. was concentrated in Finance and Management of Technology. He started his career working for Raytheon Co. (a Fortune 500 company).  Thereafter, he practiced law at two large NYC law firms.  Since leaving the private practice of law in 1983, Mr. Roberts has had several positions in finance (including as a CFO, controller and director of finance and administration) and as General Counsel. From 2010-2011, he was the CFO of Integral Systems, Inc., a public company traded on NASDAQ under the symbol “ISYS.”  From 2012 to November 2016, he worked first as the CFO, and later as the President of Systems Made Simple, Inc., a wholly owned subsidiary of Leidos.

  Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Service Agreement between the Company and Chris Roberts dated January 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE POINT TECHNOLOGIES, INC.

By:   /s/ Robert P. Liscouski

        Name:  Robert P. Liscouski

        Title: President

Date:  January 13, 2017